President

Section 906 Certification under Sarbanes Oxley Act

I, Michael Colon, certify that:

1.	I have reviewed this report, filed on behalf of Tax-Exempt Portfolio (Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares), a series of Cash Account Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 27, 2006	/s/Michael Colon
Michael Colon
President
Tax-Exempt Portfolio (Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares), a series of Cash Account Trust

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of Tax-Exempt Portfolio (Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares), a series of Cash Account Trust, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 27, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
Tax-Exempt Portfolio (Tax-Exempt Cash Institutional Shares and Tax-Exempt Cash Managed Shares), a series of Cash Account Trust